Exhibit 10.4

Option Number:

DG FASTCHANNEL, INC.
2006 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT — ISRAELI GRANTEES

Optionee:

Address:

Total Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Vesting Commencement Date:

Post-Termination Exercise Period:

Expiration Date:

Tax Route:	☐	Section 102 Capital Gains Stock Option
	☐	Non-Trustee Stock Option

1.                                       Grant of Option.  DG FastChannel, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named above an option (the “Option”) to purchase the total number of shares of Common Stock set forth above (the “Shares”) at the exercise price per Share set forth above (the “Exercise Price”), in accordance with this Option Agreement and subject to the terms and conditions of the DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan, as amended from time to time including the Sub-Plan for Israeli Grantees (together the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

2.                                       Vesting; Time of Exercise.  The “Vesting Commencement Date” set forth above is the date on which the vesting period for the Option begins.  Subject to the terms and conditions of the Plan and this Option Agreement, the Option shall vest and become exercisable cumulatively, to the extent of twenty-five percent (25%) of the total number of Shares on the first anniversary of the Vesting Commencement Date, and one-thirty-sixth (1/36th) of the remaining Shares subject to the Option on the last day of each month thereafter.

If an installment covers a fractional Share, such installment will be rounded down to the nearest whole Share, except the final installment, which will be for the balance of the total Shares; provided, that the Optionee shall in no event be entitled under the Option to purchase a number of shares of the Common Stock greater than the “Total Shares Subject to Option” set forth above.  Notwithstanding anything herein to the contrary, the Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before 3:00 p.m. central standard time on the Expiration Date.  If the Optionee’s Continuous Service is terminated, the Option shall be exercisable only to the extent that the Optionee could have exercised it on the date of his or her termination of Continuous Service.  Notwithstanding anything to the contrary herein, the Option shall become exercisable earlier than the time stated above in connection with a Change in Control as provided in Section 13(c) of the Plan.  The Optionee shall forfeit his or her right to exercise the Option if the Optionee’s Continuous Service is terminated for Cause.

3.                                       Exercise of Option.

(a)                                  Right to Exercise.  The Option shall be exercisable in accordance with the vesting provisions contained in Section 2 of this Option Agreement and with the other applicable provisions of the Plan and this Option Agreement.

(b)                                 Method of Exercise.  The Option shall be exercisable only by delivery to the Company of an executed Stock Option Exercise Agreement (the “Exercise Agreement”) in the form attached hereto as Exhibit A, or in such other form approved by the Committee, which shall state the Optionee’s election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Committee or necessary to comply with securities and other applicable laws.  The Exercise Agreement shall be signed by the Optionee and, if married, by his spouse and shall be delivered to the Company in person or by courier, by certified mail, or by such other method as may be permitted by the Committee, accompanied (in any case) by payment of the Exercise Price for each Share covered by the Exercise Agreement, as described in Section 4 of this Option Agreement.  The Option shall be deemed to be exercised upon receipt by the Company of such written Exercise Agreement and the Exercise Price.

(c)                                  Issuance of Shares.  If the Exercise Agreement and payment are in form and substance satisfactory to the Company (or its counsel), and the Optionee or any other person permitted to exercise the Option has complied with Section 5 of this Option Agreement, the Company shall issue or cause the issuance of, in the name of the Optionee or Optionee’s legal representative or in the name of the Trustee for the benefit of the Optionee (in accordance with Section below), the Shares purchased by such exercise of the Option.

4.                                       Method of Payment. The Optionee’s delivery of the signed Exercise Agreement to exercise the Option (in whole or in part) shall be accompanied by full payment of the Exercise Price for the Shares being purchased.  Payment for the Shares may be made in cash (by check), or, at the election of the Optionee and where permitted by law, in one or more of the following methods (provided the applicable tax is paid or secured):  (i) if the Common Stock has an established market as described in clause (i) of Section 3(t) of the Plan, through a “same day sale” arrangement between the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (ii) if the Common Stock has an established market as described in clause (i) of Section 3(t) of the Plan, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company); or (iv) by any combination of the foregoing.

5.                                       Tax Withholding Obligations.  No Shares shall be delivered to the Optionee or any other person permitted to exercise the Option pursuant to the exercise of the Option until the Optionee or such other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax, capital gains tax, employment tax, and social security tax withholding obligations, including obligations incident to the receipt of Shares.  Upon exercise of the Option or the sale or transfer of the underlying Shares, the Company or the Optionee’s employer or the Trustee may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or such other person an amount sufficient to satisfy such tax obligations and/or the employer’s or Trustee’s withholding obligations. Regardless of any action the Company or the Optionee’s employer or the Trustee takes with respect to any or all tax, Optionee acknowledges and agrees that the ultimate liability for all tax legally due by Optionee is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Optionee’s employer or the Trustee.  Optionee further acknowledges that the Company and/or the Optionee’s employer and/or the Trustee (a) makes no representations or undertakings regarding the treatment of any tax in connection with any aspect of the Options, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Optionee’s liability for tax, or achieve any particular tax result.  Further, if Optionee is subject to tax in more than one jurisdiction, Optionee acknowledges that the Company and/or the Optionee’s employer (or former employer, as applicable) and/or the Trustee may be required to withhold or account for tax in more than one jurisdiction.

6.                                       Termination or Change of Continuous Service.

(a)                                  Post-Termination Exercise.  Subject to the provisions of Sections 7 and 8 of this Option Agreement, if the Optionee’s Continuous Service terminates, other than as described in Section 6(b) of this Option Agreement, the Optionee may, to the extent otherwise so entitled at the date of such termination of his or her Continuous Service (the “Termination Date”), exercise the Option during the Post-Termination Exercise Period set forth above.  Upon termination of the Optionee’s Continuous Service as described in Section 6(b) of this Option Agreement, the Optionee’s right to exercise the Option shall, except as otherwise determined by the Committee, terminate concurrently with the termination of the Optionee’s Continuous Service.  In no event may the Option be exercised later than 3:00 p.m. central standard time on the Expiration Date set forth above.  In the event of the Optionee’s change in status from Employee, Director, or Consultant to any other status of Employee, Director, or Consultant, the Option shall remain in effect and, except to the extent otherwise determined by the Committee, continue to vest; provided, however, that with respect to any Section 102 Capital Gains Stock Option that shall remain in effect after a change in status from Employee to non-employee Director or Consultant, such Section 102 Capital Gains Stock Option may cease to be treated as a Section 102 Capital Gains Stock Option and shall be treated as a Stock Option subject to tax under Section 3(i) of the Ordinance following such change in status.  Except as provided in Sections 7 and 8 of this Option Agreement, to the extent that the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

(b)                                 No Post-Termination Exercise.  Unless the Committee otherwise determines, if the Optionee’s Continuous Service is terminated either (i) by the Company or an Affiliate for Cause, or (ii) if the Optionee’s employment is subject to the terms of a then-effective written employment agreement between the Optionee and the Company or an Affiliate, by the Optionee without compliance with, or without having any right to do so under, the terms of any such employment agreement, then the Optionee’s right to exercise the Option shall immediately terminate.  The Committee shall have discretion for the purposes of this Option Agreement to determine whether any termination of Continuous Service by the Optionee is in compliance with, or is in accordance with any right to terminate, under the terms of a then-effective written employment agreement.

7.                                       Disability of Optionee.  If the Optionee’s Continuous Service terminates as a result of his or her Disability, the Optionee may, but only within six (6) months from the date his or her Continuous Service terminates because of his or her Disability (the “Disability Termination Date”) (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Disability Termination Date.  In the event of the Optionee’s Disability during the Post-Termination Exercise Period, the Optionee may, but only within six (6) months from the date of his or her disability (the “Post-Termination Disability Date”) (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entered to exercise it on the Post-Termination Disability Date.  To the extent that the Optionee is not entitled to exercise the Option on the Disability Termination Date (or if applicable, the Post-Termination Disability Date), or if the Optionee does not exercise the Option to the extent so entitled within the time specified in this Section 7, the Option shall terminate.

8.                                       Death of Optionee.  In the event of the termination of the Optionee’s Continuous Service as a result of his or her death, or in the event of the Optionee’s death during the Post-Termination Exercise Period, the Optionee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Optionee could exercise the Option at the date of his or her death, within six (6) months from the date of death (but in no event later than the Expiration Date).  To the extent that the Optionee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the applicable six (6)-month period, the Option shall terminate.

9.                                       Trust.  The Option granted hereunder is intended to be subject to the capital gains route of section 102 of the Ordinance. As such, the Options and any Shares issued thereunder shall be held or controlled by the Trustee for the benefit of the Optionee, until the Optionee chooses to sell them or release them from such holding or control of the Trustee.  The Optionee shall be able, at any time, to request the sale of the Shares or the release of the Shares from the holding or control of the Trustee, subject to the terms of the Plan, this Option Agreement and any applicable law. Please refer to the Plan for further details regarding the trust arrangement. Without derogating from the aforementioned, if the Shares are sold or released from the holding or control of the Trustee before the lapse of the period of time required under Section 102 of the Ordinance or any other period of time determined by the ITA (the “Holding Period”), the sanctions under Section 102 shall apply to and be borne by the Optionee.  The Shares shall not be sold or released from the holding or control of the Trustee unless the Company, the Optionee’s employer and the Trustee are satisfied that the full amount of income tax, social insurance, health tax or other tax-related withholding due have been paid or will be paid in relation thereto. In the event that stock dividends or rights to purchase additional shares (collectively, the “Additional Shares”) are issued in respect of the Options or underlying Shares, or as a result of an adjustment made pursuant the Plan, such Additional Shares shall be held or controlled by the Trustee for the benefit of the Optionee and shall be ruled by the same tax terms that apply to the respective Shares.

10.                                 Nontransferability of Option.  Neither the Option nor any of the Optionee’s rights under this Option Agreement may be transferred or assigned in any manner other than by will or by the law of descent and distribution; the Option and the Optionee’s rights under this Option Agreement may be exercised during the lifetime of the Optionee only by the Optionee.  Upon such transfer, the Options shall remain subject to the provisions of Section 102 of the Ordinance.

11.                                 Tax Consequences.  The exercise of the Option may have tax consequences.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

12.                                 Term of Option.  The Option may be exercised no later than the Expiration Date or such earlier date as otherwise provided in this Option Agreement.

13.                                 Non-Competition.  Optionee acknowledges that the services he/she is to render are of a special and unusual character with a unique value to the Company, the loss of which cannot adequately be compensated by damages in action at law.  Therefore, in order to protect the trade secrets of the Company, the Company’s Confidential Information, and the Company’s business goodwill and competitive position, and in exchange for the Company providing Optionee the consideration set forth herein, and in order to protect the value of the equity-based compensation provided to the Optionee in ths Option Agreement, Optionee agrees that for a period of twelve (12) months following the termination of his/her employment with, or period of service to, the Company for any reason, he/she shall not, either directly or indirectly, engage in competition with the Company or the Company’s Affiliates within the geographic region.  For the purposes of Section 13:

a)              The terms “competition” or “compete” mean engaging in the same or any substantially similar business as the Company or any of its Affiliates in any manner whatsoever (other than as a passive investor), including without limitation, as a proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise.

b)             “Geographic region”: Employee shall not, in the United States or any foreign country in which the Company has marketed its products or services, directly or indirectly engage in, own, or control an interest in, or act as an officer, director, or employee of, or consultant or advisor to, any firm, corporation, institution, or entity, directly or indirectly in competition with the Company or any of its Affiliates and with whom Optionee has had any contact during his/her employment or period of service.

c)              “Affiliate” is defined as any legal entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under the common control with the Company.

14.                                 Reasonableness of and Remedies for Breach of Non-Competition Restrictions.  Optionee has carefully read and considered the provisions of Section 13, and, having done so, agrees and acknowledges that the foregoing restrictions limit his/her ability to engage in Competition in the Geographic Region and during the period provided for above.  Optionee expressly warrants and represents that these restrictions with respect to time, geographic territory, and scope of activity are reasonable and necessary to protect the trade secrets of the Company and its parent or subsidiary corporations, officers, directors, shareholders and other employees, the Confidential Information the Company has agreed to provide to Optionee, and the Company’s business goodwill and competitive position.

(a)                                  In the event that, notwithstanding the foregoing, any of the provisions of Section 13 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  In the event that any provision of Section 13 shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

(b)                                 The grant of the Option provided herein and the Optionee’s agreement to the non-competition restrictions set forth in Section 13 are intended to be mutually dependent promises and in the event the Optionee breaches or threatens to breach the covenants set forth in Section 13 or the covenants set forth in Section 13 are held to be invalid or unenforceable, then the Optionee shall immediately forfeit the outstanding and unexercised portion of the Option. The forfeiture described in this Section 13 is not intended as liquidated damages. The Optionee acknowledges that he or she would not be entitled to receive the Option but for his or her agreement to the covenants set forth in Section 13, and in the event the Company does not receive the benefits of such covenants, the Optionee shall not retain any benefits of the outstanding and unexercised potion of the Option

(c)                                  In the event of a breach of any of the covenants in Section 13, the Company shall have the right to seek monetary damages for any such breach.  In addition, in the event of a breach or threatened breach of any of the covenants in Section 13, the Corporation shall have the right to seek equitable relief, including specific performance by means of an injunction against Optionee or against Optionee’s partners, agents, representatives, servants, employers, employees,  and/or any and all persons acting directly or indirectly by or with his/her, to prevent or restrain any such breach.

15.                                 Agreement Not to Solicit the Company’s Customers.  In order to protect the trade secrets of the Company, the Company’s Confidential Information, and the Company’s business goodwill and competitive position, and in exchange for the Company providing Optionee the consideration set forth herein, Optionee agrees that, for a period of twelve (12) months following the termination of his/her relationship with the Company for any reason, he/she shall not, either directly or indirectly, call on, service, solicit, or accept competing business from the Company’s customers or prospective customers whom or which Optionee, within the previous two (2) years, had or made contact with, in any form whatsoever, regarding the Company’s business.  Optionee further agrees that he/she shall not assist any other person or entity in such a solicitation.

16.                                 Agreement Not to Recruit Other Employees.  In order to protect the trade secrets of the Company, the Company’s Confidential Information, and the Company’s business goodwill and competitive position, and in exchange for the Company providing Optionee the consideration set forth herein, Optionee agrees that during his/her work with the Cormpany and for a period of twelve (12) months following the end of Optionee’s work with the Company for any reason, he/she shall not, either directly or indirectly, call on, recruit, solicit, or induce any employee, contractor or officer of the Company whom Optionee had contact with in the course of his/her or work with Company to terminate his/her relationship with the Company, and will not assist any other person or entity in such a solicitation.  Optionee further agrees that he/she will not discuss, by any means whatsoever, with any such employee, contractor or officer of the Company the termination of such individual’s relationship with the Company, during the time period set forth above.

17.                                 Entire Agreement; Governing Law.  The Plan and this Option Agreement (with the Exercise Agreement, if the Option is exercised) constitute the entire agreement of the Company and the Optionee (collectively the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties.  Nothing in the Plan and this Option Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties.

18.                                 Severability and Reformation.  The Company and the Optionee intend all provisions of the Plan and this Option Agreement to be enforced to the fullest extent permitted by law.  Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan or of this Option Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable.  If, however, any provision of the Plan or of this Option Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan and this Option Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan and this Option Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19.                                 Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  The captions and headings used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option or this Option Agreement for construction or interpretation.

20.                                 Notice.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier  or upon the earliest of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 21.

21.                                 Security Law Filings.  An exemption from filing a prospectus with relation to the Plan has been granted to the Company by the Israeli Securities Authority.  Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available at your local Human Resources department.

22.                                 Continuation of Employment or Service and One Time Benefit.  Neither the Plan nor this Option Agreement shall impose any obligation on the Company or an affiliate to continue the Optionee’s employment or service and nothing in the Plan or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an affiliate or restrict the right of the Company or an affiliate to terminate such employment or service at any time. The Options and Shares are extraordinary, one-time benefits granted to the Optionee, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under applicable law.

DG FASTCHANNEL, INC.

By:

Title:

Address:	750 W. John Carpenter Freeway

Suite 700
Irving, Texas 75039

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION, OR ACQUIRING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE GRANTS OR CONTINUATION OF THE OPTIONEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE (OR THE OPTIONEE’S EMPLOYER) TO TERMINATE THE OPTIONEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

The Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions hereof and thereof.  The Optionee has reviewed this Option Agreement, the Plan, and the Exercise Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of this Option Agreement, the Plan, and the Exercise Agreement.  The Optionee further agrees to notify the Company upon any change in the residence address indicated in the Option Agreement .Optionee further agrees that the Options are granted under and governed by Section 102(b)(2) and Section 102(b)(3) of the Ordinance and the Rules promulgated in connection therewith and the trust agreement between the Company and the Trustee, a copy of which is available for the Optionee’s review by request to local HR contact. Furthermore, by Optionee’s signature below, Optionee agrees that the Options and any underlying Shares will be issued to or controlled by the Trustee for the Optionee’s benefit, pursuant to the terms of the Ordinance, the Rules and the Trust Agreement.  Optionee confirms that he or she is familiar with the terms and provisions of Section 102 of the Ordinance, particularly the Capital Gains route described in subsections (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Options or Shares to him or her, or to sell the Options or Shares to a third party, during the required Holding Period, unless permitted to do so by applicable law and unless he or she bears the full implications of such request.

Dated:	Signed:

Address:

EXHIBIT A

DG FASTCHANNEL, INC.
2006 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

This Exercise Agreement is made this          day of                         , 20       between DG FastChannel, Inc. (the “Company”), and the optionee named below (the “Optionee”) pursuant to the DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan including the Sub-Plan for Israeli Grantees (together the “Plan”).  Unless otherwise defined herein, the capitalized terms used in this Exercise Agreement shall have the meanings ascribed to them in the Plan and in the Option Agreement to which this Exercise Agreement relates.

Option Number:

Optionee:

Address:

Number of Shares Purchased:

Price Per Share:

Aggregate Purchase Price:

Date of Grant:

Vesting Commencement Date:

Type of Stock Option:	☐	Section 102 Capital Gains Stock Option
	☐	Non-Trustee Stock Option

The Optionee hereby delivers to the Company the Aggregate Purchase Price set forth above in cash as indicated below, or to the extent provided for in the Option Agreement and approved by the Committee by accepting this Exercise Agreement, as follows (as applicable, check and complete):

☐                                    in cash in the amount of $                        , receipt of which is acknowledged by the Company;

☐                                    by delivery of Qualifying Shares, owned free and clear of all liens, claims, encumbrances or security interests, and valued at the Fair Market Value per share at the time of exercise of $           per share  (provided that such delivery does not result in an accounting charge for the Company);

☐                                    through a “same-day-sale” commitment, delivered herewith, from the Optionee and the NASD Dealer named therein in the amount of $                                      ; and/or

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☐                                    through a “margin” commitment, delivered herewith, from the Optionee and the NASD Dealer named therein in the amount of $                                    .

The Company and the Optionee (the “Parties”) hereby agree as follows:

1.                                       Purchase of Shares.  On this date and subject to the terms and conditions of this Exercise Agreement, the Optionee hereby exercises the Option granted in the Option Agreement between the Parties, dated as of the Date of Grant set forth above, with respect to the Number of Shares Purchased of the Common Stock set forth above (the “Shares”) at the Aggregate Purchase Price set forth above (the “Aggregate Purchase Price”) equal to the Price Per Share set forth above (the “Purchase Price Per Share”) multiplied by the Number of Shares Purchased set forth above.  The term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Shares shall be issued or controlled by the Trustee as required under the provisions of Section 102 of the Ordinance.

2.                                       Representations of the Optionee.  The Optionee represents and warrants to the Company that the Optionee has received, read and understood the Plan, the Option Agreement and this Exercise Agreement and agrees to abide by and be bound by their terms and conditions.

3.                                       Rights as Stockholder.  Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.                                       Tax Withholding Obligations.  The Optionee agrees to satisfy all applicable income, employment, capital gains and other tax withholding obligations and herewith delivers to the Company the amount necessary, or has made arrangements acceptable to the Company, to satisfy such obligations as provided in the Plan and the Option Agreement.

5.                                       Tax Consequences.  The Optionee understands that he or she may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares.  The Optionee represents that the Optionee has consulted with any tax consultant(s) he or she deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.                                       Successors and Assigns.  The Company may assign any of its rights under this Exercise Agreement, and this Exercise Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors, and permitted assigns.

7.                                       Entire Agreement; Governing Law.  This Exercise Agreement, together with the Plan and the Option Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties.  Nothing in this Exercise Agreement or in the Plan or the Option Agreement (except as expressly provided herein or therein) is intended to confer any rights or remedies on any person other than the Parties.  This Exercise Agreement is to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that

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would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties.

8.                                       Severability and Reformation.  The Company and the Optionee intend all provisions of the Plan and this Exercise Agreement to be enforced to the fullest extent permitted by law.  Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan or of this Exercise Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable.  If, however, any provision of the Plan or of this Exercise Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan and this Exercise Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan and this Exercise Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

9.                                       Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  The captions and headings used in this Exercise Agreement are inserted for convenience and shall not be deemed a part of this Exercise Agreement for construction or interpretation.

10.                                 Dispute Resolution.  The provisions of Section 20 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Agreement.

11.                                 Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in the Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 11.

12.                                 Further Instruments.  Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Exercise Agreement.

Submitted by:	Accepted by:

OPTIONEE:	DG FASTCHANNEL, INC.
(print name)

By:
(signature)	Its:

Dated:	Dated:

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